                                                                   EXHIBIT 10.63

UNION BANK OF CALIFORNIA

                          COMMERCIAL PROMISSORY NOTE

                                                              S. GALINDO/N/24410
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Borrower Name:     SEQUENOM, INC.
Borrower Address:  11555 SORRENTO VALLEY ROAD
                   SAN DIEGO, CA 92121

Office:            40067
Loan Number:       8276091941
Maturity Date:     SEPTEMBER 2, 2002
Amount:            $25,000,000.00
================================================================================
Date:  March 3, 2000                                              $25,000,000.00

FOR VALUE RECEIVED, the undersigned ("Debtor") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of TWENTY-FIVE MILLION AND NO/100 Dollars ($25,000,000.00), or so much thereof as is disbursed together with interest on the balance of such principal sum from time to time outstanding, at a per annum rate equal to the Reference Rate minus 500/1000 percent (0.500%); rate to change as and when the Reference Rate shall change.

As used herein the term "Reference Rate" shall mean the rate announced by Bank from time to time at its corporate headquarters as its "Reference Rate." The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time. All computations of interest under this note shall be made on the basis of a year of 360 days, for actual days elapsed.

 1. PAYMENTS. INTEREST PAYMENTS. Debtor shall pay interest on the 2ND day of each MONTH commencing APRIL 2, 2000.

PRINCIPAL PAYMENTS. Debtor shall pay principal in installments of $1,041,666.66 each on the 2ND day of each MONTH commencing OCTOBER 2, 2000. On SEPTEMBER 2, 2002, all principal and interest then unpaid shall be due and payable.

Debtor shall pay all amounts under this note in lawful money of the United States at Bank's GOLDEN TRIANGLE COMMERCIAL BANKING Office, or such other office as may be designated by Bank, from time to time.

 2. LATE PAYMENTS. If any installment payment required by the terms of this note shall remain unpaid ten days after due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

 3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in the initial paragraph of this note, calculated from the date of default until all amounts payable under this note are paid in full.

 4. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due; (d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceedings for the appointment, of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure.

Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

 5. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the drawee bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note, Debtor and any endorser of this note, including their successors and assigns, hereby consents to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consents to service of process by any means authorized by California law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.


SEQUENOM, INC.

By:  /s/ STEVE ZANIBONI
   ----------------------------------       ----------------------------------
   STEVE ZANIBONI, SEC./TREASURER/CFO


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

UNION BANK OF CALIFORNIA

                  SECURITY AGREEMENT (INVESTMENT SECURITIES)


THIS SECURITY AGREEMENT (INVESTMENT SECURITIES) ("Agreement") is entered into as of MARCH 3, 2000, between SEQUENOM, INC. ______________________________________
_______________________________________________________________________________
_____________________________________________________________________("Debtor")
and UNION BANK OF CALIFORNIA, N.A. ("Bank"). In consideration of any financial accommodations given, to be given or continued, Debtor and Bank agree as follows:

 1. GRANT OF SECURITY INTEREST. As security for the payment and performance of all of Debtor's obligations to Bank, irrespective of the manner in which or the time at which such obligations arose or shall arise, and whether direct or indirect, alone or with others, or absolute or contingent, but excluding indebtedness which is now or hereafter defined as "consumer credit" in the Federal Truth in Lending Act and the regulations thereunder ("Act") unless the security interest granted to Bank under this Agreement is disclosed as required by the Act (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and to all of the below described personal property in which Debtor now has or hereafter acquires an interest, wherever located: account no. 510001164-00 maintained with UNION BANK OF CALIFORNIA INVESTMENT SERVICES ("Securities Intermediary"), all security entitlements, investment property and other financial assets now or hereafter credited to said securities account, and all of Debtor's rights in respect of said securities account, security entitlements, investment property and other financial assets; and deposit account no. 510001164-00 maintained by Debtor with Bank; together with all products, proceeds and revenues of and from the personal property described above, and all substitutions and additions including stock rights, rights to subscribe, dividends of any kind, interest, new securities and other property to which Debtor is or may hereafter become entitled to receive on account of such personal property (collectively, "Collateral"). In the event an Accommodation Encumbrance Rider is executed in connection herewith, the obligations of Accommodator hereunder shall be limited as described in said rider. In such event, the word "Debtor" as used herein shall mean "Accommodator" in all cases where the context so requires.

 2. PERFECTION OF SECURITY INTEREST. It is the intent of Debtor and Bank that the security interest herein granted be perfected by "control" (as defined in Section 8-106 of the Uniform Commercial Code or the equivalent section of Division/Article 8 of the Commercial Code, as amended from time to time, of the state whose law governs this Agreement). Debtor agrees that it will from time to time as required by Bank execute and deliver all notices and other documents Bank deems necessary or desirable for Bank to obtain and maintain a first priority perfected security interest in, and control over, the Collateral, will perform such other acts, and execute and deliver to Bank such additional assignments, agreements and instruments, as Bank may require in connection with the administration and enforcement of this Agreement and Bank's rights, powers and remedies hereunder, and will join with Bank in taking any other action required by Bank to obtain and maintain such security interest and protect the rights and priorities of Bank with respect to the Collateral. In particular, Debtor will at Bank's request (a) deliver to Bank each and every certificated security and instrument which constitutes part of the Collateral, accompanied by appropriate assignments and/or stock or bond powers duly endorsed in blank, and
(b) originate such entitlement orders, and join with Bank in executing such other instructions to or agreements with securities intermediaries, as may be necessary or desirable for Bank to obtain control of each securities account, each security entitlement and each other financial asset which constitutes part of the Collateral. Debtor agrees that if any Collateral is now or hereafter held by Bank in its capacity as a securities intermediary or pursuant to a safekeeping or similar agreement, Bank shall be deemed to possess such Collateral as a secured party for purposes of perfecting its security interest, and if there is any conflict between the terms of the agreement under which Bank is holding such Collateral and this Agreement, the terms of this Agreement shall prevail.

 3. MAINTENANCE OF COLLATERAL COVERAGE. Debtor shall maintain the Collateral, or shall cause the Collateral to be maintained, in an amount such that the Obligations secured hereby shall not at any time exceed the sum of
(a) EIGHTY-FIVE AND NO/1000 percent (85.00%) of the Current Value (as hereinafter defined) of Collateral consisting of (i) United States government securities, (ii) state or municipal government or agency securities rated BBB-or better by Standard & Poor's, or Baa3 or better by Moody's, (iii) corporate debt or equity securities (exclusive, however, of corporate debt or equity securities issued by Bank or Bank's corporate parent, UnionBanCal Corporation) which are regularly traded on the New York Stock Exchange, the American Stock Exchange or NASDAQ and, in the case of corporate debt, are rated BBB- or better by Standard & Poor's, or Baa3 or better by Moody's, and (iv) money market securities acceptable to Bank in its sole discretion, and (b) one hundred percent (100%) of the amount of cash denominated in United States Dollars which is held by Bank as Collateral pursuant to this Agreement. The "Current Value" of any given item of Collateral is the fair market value of such item of Collateral as marked to market monthly or at such other intervals as Bank deems desirable. If at any time Bank's Collateral valuation indicates a deficiency with respect to the required Collateral coverage, Bank shall give telephonic or other notice of such deficiency to Debtor, and Debtor shall, within five (5) business days following Debtor's receipt of such notice, either (x) deliver to Bank additional Collateral, or (y) repay the outstanding principal balance of the Obligations, in either case in an amount sufficient to restore compliance with the required Collateral coverage.

 4. CERTAIN TRANSACTIONS INVOLVING COLLATERAL. So long as there is no deficiency with respect to required Collateral and no Event of Default (as hereinafter defined) has occurred and is then continuing, Debtor may (a) withdraw such portions of the Collateral as consist solely of cash dividends paid in the ordinary course of business and/or interest income, and (b) sell, trade, transfer or exchange (but not, except as provided in clause (a), above, withdraw) assets out of, into or within any securities account which constitutes all or any portion of the Collateral so long as any such sale, trade, transfer or exchange is for fair market value and is either (i) in compliance with the terms of the investment plan most recently agreed upon between Debtor and Debtor's investment manager and acknowledged by Bank, or (ii) results in the acquisition of a like-kind asset of equal or higher quality than the asset sold, traded, transferred or exchanged. If there is a deficiency with respect to required Collateral, or if an Event of Default has occurred and is then continuing, Debtor agrees, on behalf of itself and its agents (if any), that Bank may immediately take any and all actions which Bank deems necessary or desirable to preclude Debtor or any agent of Debtor from making any withdrawals, or effecting any sales, trades, transfers or exchanges, of Collateral.

 5. DEBTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor represents, warrants and covenants that (a) Debtor has good and marketable title to the Collateral, free and clear of all liens, encumbrances, claims and restrictions of any kind or nature other than the security interest of Bank and any restrictive legend appearing on any security certificate or instrument which constitutes part of the Collateral, (b) Debtor has all requisite right, power and authority to grant to Bank the security interest in the Collateral which is herein granted, (c) Debtor will at all times keep the Collateral free and clear of all liens, encumbrances and claims of any kind or nature other than the security interest of Bank, (d) Debtor will not sell, transfer or otherwise dispose of any of the Collateral or any interest therein to any individual or entity, except as permitted by this Agreement or with the prior written consent of Bank, (e) except for any restrictive legend appearing on any security certificate or instrument which constitutes part of the Collateral, and except as Debtor may have otherwise advised Bank in writing prior to the date of this Agreement, no portion of the Collateral (i) is subject to any condition which relates to or would impair or restrict its transferability, or (ii) consists of "restricted securities" or securities issued by an "affiliate" of Debtor, as each of such terms is defined in Rule 144 of the Securities and Exchange Commission, (f) Debtor will pay, prior to delinquency, all taxes, levies, assessments or other claims which are or may become liens against the Collateral, (g) Debtor will deliver to Bank promptly or ensure that Bank promptly receives (i) all Collateral, (ii) except as otherwise provided herein, all proceeds of, and all securities and other assets distributed in respect of, any of the Collateral, (iii) such specific acknowledgments, Regulation U Statement of Purpose forms or other agreements or writings as Bank may require relating to the Collateral, and (iv) copies of records and other reports relating to the Collateral in such form and detail and at such times as Bank may from time to time require, and (h) Debtor will not exercise or refrain from exercising any voting or consensual rights or powers relating to any Collateral if, in the judgment of Bank, such action would have a material adverse effect on the value of the Collateral.

 6. RIGHTS OF BANK AS SECURED PARTY; POWER OF ATTORNEY. Debtor agrees that Bank may, at any time whether before or after the occurrence of an Event of Default, without notice or demand, and either in Bank's name or in the name of Debtor (a) notify the issuer of any Collateral, or any securities intermediary, to make payment to Bank of any amounts now or hereafter due or distributable on or in respect of any Collateral, (b) enforce collection of any Collateral, whether by legal proceedings or otherwise, and endorse, receive and receipt for all proceeds, dividends, interest, principal and other sums so collected, (c) make any compromise or settlement Bank deems desirable or proper with respect to any Collateral, (d) participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of any Collateral and, in connection therewith, deposit or surrender control of any Collateral, accept money or other property in exchange for any Collateral, and take such other actions as Bank deems proper in connection therewith, (e) apply to the Obligations, in such order of application as Bank shall determine, any money or other property received on or in respect of, or in exchange for, any Collateral, or hold the same in a non-interest bearing account as additional or substitute Collateral pursuant to the provisions of this Agreement, (f) cause all Or any portion of the Collateral to be transferred into Bank's name or into the name of Bank's nominee, and (g) exercise as to the Collateral all rights, powers and remedies of an owner. Debtor irrevocably appoints Bank, or any officer of Bank, as Debtor's true and lawful attorney-in-fact coupled with an interest, with full power of substitution, to sign or endorse any instrument, document or other writing necessary or desirable to transfer title or other rights to or in any of the Collateral, and to do all acts necessary or incidental to assert, protect and enforce Bank's rights in the Collateral and under this Agreement.

 7. EVENTS OF DEFAULT. The term "Event of Default" shall mean the occurrence of any of the following events: (a) Debtor shall fail to pay when due any principal, interest or other payment required under the terms of any note or other agreement (including this Agreement) evidencing or relating to the Obligations (collectively, "Loan Documents"), (b) there shall occur any "default" or "event of default" under and as defined in any of the Loan Documents, (c) Debtor shall fail to perform any covenant or agreement contained in this Agreement, or any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Debtor shall be false, incorrect, incomplete or misleading in any material respect when made or furnished, (d) the Collateral shall decline in value, or otherwise deteriorate, by an amount or to an extent which Bank in good faith deems material, or Bank shall in good faith deem its rights with respect to the Collateral to be impaired, or (e) Bank shall in good faith believe that the prospect for due and punctual payment of all or any of the Obligations is impaired.

 8. REMEDIES UPON DEFAULT.   Upon the occurrence of an Event of Default, Bank
may, at its option and without notice or demand (a) declare the Obligations to be immediately due and payable, and the same shall thereupon be and become immediately due and payable, (b) cease advancing money or extending financial accommodations to or for the benefit of Debtor under any of the Loan Documents,
(c) exercise all voting and other rights as a holder of the Collateral, (d) exercise any or all rights available upon default to a secured party under the Commercial Code, as amended from time to time, of the state whose law governs this Agreement, including without limitation the right to (i) take possession of any Collateral and sell or dispose of all or any part thereof in such commercially reasonable manner as Bank may elect, whether at public or private sale, or both, by way of one or more contracts or transactions and for cash or on terms, or (ii) order the Securities Intermediary to sell any Collateral on any established market or over the counter or to cause any Collateral to be redeemed, and (e) exercise or enforce any or all other rights or remedies available to Bank under this Agreement, any of the other Loan Documents, at law, in equity or otherwise. Debtor agrees that if notice to Debtor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, notice given at least five (5) calendar days prior to the date of the intended disposition or other action shall be deemed commercially reasonable.

 9. BANK'S DUTIES. The sole duty of Bank and its agents with respect to Collateral in their respective possession shall be to exercise reasonable care in the custody and preservation of such Collateral, and Bank and its agents shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equivalent to that which each accords its own property. Debtor agrees that neither Bank nor its agents shall have any responsibility for ascertaining or initiating any action with respect to, or for informing Debtor of, calls, conversions, exchanges, maturities, declining value, tenders or other matters relating to any Collateral, regardless of whether they have or are deemed to have knowledge of such matters, for taking any steps to preserve any rights against any person or entity with respect to any Collateral or for otherwise protecting any Collateral against any claims of others. Neither Bank nor its agents shall be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond their reasonable control. Bank may at any time deliver or cause to be delivered all or any part of the Collateral to Debtor, and Debtor's receipt shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

10. DEBTOR'S WAIVERS. Debtor waives any right to require Bank to (a) give Debtor notice of Bank's acceptance of this Agreement, (b) to the extent not contrary to public policy, give notice of the terms, time and place of any public or private sale of the Collateral, (c) proceed against any person or entity, or exhaust any Collateral or pursue any remedy in Bank's' power whatsoever, and (d) make any presentment, demand or protest, or give any notice of default, nonperformance, protest or dishonor, in connection with any instrument, document or agreement evidencing the Obligations. Debtor acknowledges that Bank may release, substitute or add Collateral, endorsers or guarantors without affecting the liability of Debtor hereunder and under the other Loan Documents, and waives the right to plead any statute of limitations, or any defense to the personal liability of Debtor, as a defense to Bank's exercise of any right or remedy hereunder.

11. REIMBURSEMENT OF COSTS AND EXPENSES. Debtor shall, to the extent permitted by applicable law, reimburse Bank, on demand, for all costs and expenses incurred by Bank in performing any agreement of Debtor which Debtor shall fail to perform, or in taking any other action which Bank deems necessary for the maintenance or preservation of any Collateral or Bank's interest therein. In addition, Debtor shall reimburse Bank, on demand, for all reasonable attorneys' fees (including the reasonable estimate of the allocated costs and expenses of Bank's in-house legal counsel and legal staff), costs and other expenses incurred or paid by Bank in collecting, modifying or compromising the Obligations or in enforcing or exercising its rights or remedies created by, connected with or provided for in any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such a proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

12. MISCELLANEOUS. All rights, powers and remedies of Bank hereunder shall be cumulative and not alternative. This Agreement may be amended, modified or waived only in a writing signed by all parties hereto. All representations and warranties contained in this Agreement are continuing and shall survive the execution, delivery and performance of this Agreement. If more than one Debtor executes this Agreement, their obligations hereunder are joint and several. All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require. Any married person who signs this Agreement expressly agrees that recourse may be had against his/her separate property for all of his/her obligations hereunder. This Agreement shall inure to the benefit of and be binding upon Bank and Debtor and their respective successors and assigns; provided, however, that Debtor may not assign its rights or delegate its duties hereunder without the prior written consent of Bank. Upon any sale, assignment or transfer by Bank of all or any portion of the Obligations, Bank shall be fully discharged from all liability with respect to any Collateral transferred therewith. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective. Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement (or at such other address as the party changing its address shall notify the other as provided herein) and shall be considered to have been validly given

(a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service, (c) on the guaranteed delivery date, if sent by courier service of recognized standing, and (d) upon telephoned confirmation of receipt, if telecopied. Unless separate notice is requested in writing by any Debtor, notice given to any Debtor shall constitute notice to all Debtors. Except for the Loan Documents and any other documents and instruments referenced herein, this Agreement constitutes the entire agreement between Bank and Debtor relating to the Collateral and supersedes all prior understandings or agreements concerning the subject matter hereof. This Agreement shall be governed by the laws of the State of CALIFORNIA and, unless otherwise defined or provided herein, all words used in this Agreement have the meanings given them in the Commercial Code of such state.


IN WITNESS WHEREOF, Debtor and Bank have executed this Agreement as of the date first hereinabove set forth.

"DEBTOR"

SEQUENOM, INC.


By:
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   STEVE ZANIBONI, SEC./TREASURER/CFO

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Address:  11555 SORRENTO VALLEY ROAD
          SAN DIEGO, CA 92121


"BANK"

UNION BANK OF CALIFORNIA, N.A.

By:
   ----------------------------------
Title:  DAN FINSTER
        VICE PRESIDENT

ADDRESS:  4660 LA JOLLA VILLAGE DRIVE
          SAN DIEGO, CA 92122